Exhibit 10.2

Tripartite Payment Agreement

Party A: Rubber Leaf Sealing Products (Zhejiang) Co., Ltd.
Address: No. 1 Qixing Road, Cunhu Subdistrict, Fenghua District, Ningbo, Zhejiang Province

Party B: Shanghai Yongliansen Import and Export Co., Ltd.
Address: Room 1407, West Area, No. 218 Hengfeng Road, Jing’an District, Shanghai

Party C: Shanghai Huaxin Trade Co., Ltd.
Address: Room 1113, Area G, Floor 1, Building 1, No. 588 Zhang Liantang Road, Liantang Town, Qingpu District, Shanghai

WHEREAS:

1.	Party A and Party B engaged in financial transactions in September 2020 due to the locking of goods payment prices, involving an amount of RMB 15 million.
2.	Due to the delay in the delivery of goods, Party A, Party B, and Party C agree to sign this tripartite agreement to release all rights and obligations of Party A in this financial transaction.
3.	Party B agrees to pay the said RMB 15 million to Party C, which shall be considered as having received RMB 15 million from Party A as payment for equipment.

Through equal and voluntary negotiations, the parties agree as follows:

I. PURPOSE OF THE AGREEMENT

The purpose of this agreement is to clarify the handling and responsibilities of the funds involved in the original financial transaction between Party A and Party B, transferring all rights and obligations to be resolved through consultation between Party B and Party C.

II. TRANSFER OF RIGHTS AND OBLIGATIONS

1.	Party A agrees to waive all claims for payment against Party B and confirms that it will no longer bear any responsibility for how Party B and Party C handle this payment.
2.	Party B and Party C will independently handle all matters related to the aforementioned funds, including but not limited to payment, use, and reimbursement.

III. WARRANTIES AND DECLARATIONS

1.	Party A warrants that it has full legal rights to its waiver and that such waiver does not violate any legal regulations.
2.	Party B and Party C acknowledge that Party A’s waiver is completely voluntary and guarantee that they will exclude any legal responsibility of Party A in future operations.

IV. DISPUTE RESOLUTION

In the event of any dispute arising during the execution of this agreement, the parties shall resolve the dispute through amicable negotiations; if negotiations fail, any party may file a lawsuit in the competent people’s court.

V. MISCELLANEOUS

1.	This agreement shall take effect from the date of signature and seal by all parties.
2.	This agreement is executed in three copies, with each party holding one copy, all having equal legal effect.

Party A: Rubber Leaf Sealing Products (Zhejiang) Co., Ltd.
Seal

Party B: Shanghai Yongliansen Import and Export Co., Ltd.
Seal

Party C: Shanghai Huaxin Trade Co., Ltd.
Seal

Date: May 6, 2024